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                                                                    EXHIBIT 23.4

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated May 13, 2001 to the Board of Directors of HS Resources, Inc. (the "Company") attached as Annex B to the Company's Proxy Statement -- Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary", "Background of the Merger", "HS Resources' Reasons for the Merger; Recommendation of the Board of Directors of HS Resources" and "Opinion of HS Resources' Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                 LEHMAN BROTHERS INC.

                                         By:   /s/ TODD BASKIN
                                             ---------------------------------
                                                       Todd Baskin
                                                     Vice President
New York, New York
May 30, 2001